Exhibit 2.1

SHARE EXCHANGE AGREEMENT

BY AND AMONG

LIPIDVIRO TECH, INC.

AND

LIPIDVIRO TECH, INC. PRINCIPAL SHAREHOLDERS

AND

 NAC HARMONIC DRIVE, INC.

AND

NAC HARMONIC DRIVE, INC. SHAREHOLDERS

Dated as of: April 29, 2014

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (“Agreement”), dated as of April 29, 2014, is made by and among LipidViro Tech, Inc., a corporation organized under the laws of Nevada (the “Acquiror”), LipidViro Tech, Inc. Principal Shareholders (collectively, the “Acquiror Principal Shareholders,” and individually an “Acquiror Principal Shareholder”), NAC Harmonic Drive, Inc., a corporation organized under the laws of Delaware (the “Acquiree”), and each of the Persons listed on Schedule I hereto who are shareholders of the Acquiree (collectively, the “Acquiree Shareholders,” and individually an “Acquiree Shareholder”).  Each of the Acquiror, Acquiror Principal Shareholder, Acquiree and Acquiree Shareholders are referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS:

WHEREAS, the Acquiree Shareholders have agreed to transfer to the Acquiror, and the Acquiror has agreed to acquire from the Acquiree Shareholders, all of the Acquiree Shares (as defined below), which Acquiree Shares constitute 100% of the outstanding shares of Acquiree Common Stock (as defined below), in exchange for the Acquiror Shares (as defined below); and

WHEREAS, immediately after the closing of the transactions contemplated herein, the Acquiree Shareholders will own 92.5% of the issued and outstanding shares of Acquiror Common Stock (as defined below), on a fully-diluted basis, and the Acquiror Principal Shareholders will retain and own 7.5% of the issued and outstanding shares of Acquiror Common Stock (as defined below), on a fully-diluted basis, excluding the securities that are issued to [                                    ] as described in Section 2.7 below;

NOW, THEREFORE, in consideration of the foregoing premises, and the covenants, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and accepted, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

“Accredited Investor” has the meaning set forth in Rule 501 under the Securities Act.

“Acquiree” has the meaning set forth in the preamble.

“Acquiree Common Stock” means the common stock, par value $0.001 of the Acquiree.

“Acquiree Indemnified Parties” means the Acquiree and the Acquiree Shareholders and their respective Affiliates and the officers, directors and representatives of such Persons; provided that (i) the Acquiror shall be a member of the Acquiree Indemnified Parties after the Closing and (ii) none of the Acquiror Principal Shareholders nor any of the Acquiror Principal Shareholders’ Affiliates shall be members of the Acquiree Indemnified Parties at any time.

“Acquiree Organizational Documents” has the meaning set forth in Section 4.6.

“Acquiree Shareholder” and “Acquiree Shareholders” have the respective meanings set forth in the preamble.

“Acquiree Shares” has the meaning set forth in Section 2.1.

“Acquiror” has the meaning set forth in the recitals.

“Acquiror Common Stock” means the common stock, par value $0.001, of the Acquiror.

“Acquiror Disclosure Schedule” has the meaning set forth in Article III.

“Acquiror Most Recent Fiscal Year End” means December 31, 2013.

“Acquiror Organizational Documents” has the meaning set forth in Section 5.6.

“Acquiror Principal Shareholder” and “Acquiror Principal Shareholders” have the respective meanings set forth in the preamble.

“Acquiror Shares” has the meaning set forth in Section 2.1.

 “Acquisition Transaction” means any transaction or series of transactions involving: (a) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction; or (b) any sale (other than sales of inventory in the Ordinary Course of Business), lease (other than in the Ordinary Course of Business), exchange, transfer (other than sales of inventory in the Ordinary Course of Business), license (other than nonexclusive licenses in the Ordinary Course of Business), acquisition or disposition of assets.

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

“Agreement” has the meaning set forth in the preamble.

“BHCA” has the meaning set forth in Section 5.26.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Closing” has the meaning set forth in Section 2.4.

“Closing Date” has the meaning set forth in Section 2.4.

“Code” means the Internal Revenue Code of 1986, as amended.

“Competing Transaction Proposal” means any inquiry, proposal, indication of interest or offer from any Third Party contemplating or otherwise relating to any Acquisition Transaction directly or indirectly involving the Acquiror, its business or any assets of the Acquiror (including, without limitation, any Acquisition Transaction involving Acquiror Principal Shareholder that would include the Acquiror, its business or any assets of the Acquiror).

“Contract” means any written or oral contract, lease, license, indenture, note, bond, agreement, arrangement, understanding, permit, concession, franchise or other instrument.

“Damages” has the meaning set forth in Section 12.2.

“DTC” has the meaning set forth in Section 5.31.

“Environmental Laws” has the meaning set forth in Section 5.17.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same will then be in effect.

“FAST” has the meaning set forth in Section 5.31.

“Federal Reserve” has the meaning set forth in Section 5.26.

“GAAP” means, with respect to any Person, generally accepted accounting principles in the U.S. applied on a consistent basis with such Person’s past practices.

“Governmental Authority” means any domestic or foreign, federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body.

“Hazardous Materials” has the meaning set forth in Section 5.17.

“Indebtedness” means without duplication, (a) all indebtedness or other obligation of the Person for borrowed money, whether current, short-term, or long-term, secured or unsecured, (b) all indebtedness of the Person for the deferred purchase price for purchases of property outside the Ordinary Course of Business, (c) all lease obligations of the Person under leases which are capital leases in accordance with GAAP, (d) any off-balance sheet financing of the Person including synthetic leases and project financing, (e) any payment obligations of the Person in respect of banker’s acceptances or letters of credit (other than stand-by letters of credit in support of ordinary course trade payables), (f) any liability of the Person with respect to interest rate swaps, collars, caps and similar hedging obligations, (g) any liability of the Person under deferred compensation plans, phantom stock plans, severance or bonus plans, or similar arrangements made payable as a result of the transactions contemplated herein, (h) any indebtedness referred to in clauses (a) through (g) above of any other Person which is either guaranteed by, or secured by a security interest upon any property owned by, the Person and (i) accrued and unpaid interest of, and prepayment premiums, penalties or similar contractual charges arising as result of the discharge at Closing of, any such foregoing obligation.

“Indemnified Party” has the meaning set forth in Section 12.3(a).

“Indemnifying Party” has the meaning set forth in Section 12.3(a).

“Intellectual Property” means all industrial and intellectual property, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

“Knowledge” shall mean, except as otherwise explicitly provided herein, actual knowledge after reasonable investigation.  The Acquiror shall be deemed to have “Knowledge” of a matter if any of its officers, directors, stockholders, or employees has Knowledge of such matter.  Phrases such as “to the Knowledge of the Acquiror” or the “Acquiror’s Knowledge” shall be construed accordingly.

“Laws” means, with respect to any Person, any U.S. or non-U.S., federal, national, state, provincial, local, municipal, international, multinational or other Law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.

“Liability” means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

“License” means any security clearance, permit, license, variance, franchise, Order, approval, consent, certificate, registration or other authorization of any Governmental Authority or regulatory body, and other similar rights.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Law.

“Material Adverse Effect” means, with respect to any Person, a material adverse effect on the business, financial condition, operations, results of operations, assets, customer, supplier or employee relations or future prospects of such Person.

“Money Laundering Laws” has the meaning set forth in Section 5.27.

“Offering” means the offer and sale by the Acquiror of shares of Acquiror Common Stock.

“Order” means any order, judgment, ruling, injunction, assessment, award, decree or writ of any Governmental Authority or regulatory body.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“Party” and “Parties” have the respective meanings set forth in the preamble.

“Person” means all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivisions.

“Post-Closing Period” has the meaning set forth in Section 9.2.

“Pre-Closing Period” has the meaning set forth in Section 9.2.

“Principal Market” means the OTC Bulletin Board.

“Registration Statements” has the meaning set forth in Section 5.18(b).

“Regulation S” means Regulation S under the Securities Act, as the same may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

 “SEC” means the U.S. Securities and Exchange Commission, or any successor agency thereto.

“SEC Reports” has the meaning set forth in Section 5.18(a).

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time.

“Share Exchange” has the meaning set forth in Section 2.1.

 “Tax Return” means all returns, declarations, reports, estimates, statements, forms and other documents filed with or supplied to or required to be provided to a Governmental Authority with respect to Taxes, including any schedule or attachment thereto and any amendment thereof.

“Tax” or “Taxes” means all taxes, assessments, duties, levies or other charge imposed by any Governmental Authority of any kind whatsoever together with any interest, penalties, fines or additions thereto and any liability for payment of taxes whether as a result of (i) being a member of an affiliated, consolidated, combined, unitary or similar group for any period, (ii) any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any Person, (iii) being liable for another Person’s taxes as a transferee or successor otherwise for any period, or (iv) operation of Law.

“Termination Date” means May 15, 2014.

“Third Party” has the meaning set forth in Section 7.4(a).

“Third Party Claim” has the meaning set forth in Section 12.3(a).

“Transaction Documents” means, collectively, this Agreement and all agreements, certificates, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement.

“Treasury Regulations” means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“U.S.” means the United States of America.

“U.S. Person” has the meaning set forth in Regulation S under the Securities Act.

ARTICLE II
SHARE EXCHANGE; CLOSING

Section 2.1   Share Exchange. At the Closing, the Acquiree Shareholders shall sell, transfer, convey, assign and deliver 1,477,300 shares of Acquiree Common Stock (the “Acquiree Shares”), representing all of the issued and outstanding shares of Acquiree Common Stock, to the Acquiror, and in consideration therefor, subject to Section 2.3, the Acquiror shall issue an aggregate of 23,125,000 fully paid and nonassessable shares of Acquiror Common Stock (the “Acquiror Shares”) to the Acquiree Shareholders in the amounts set forth beside the name of each such Acquiree Shareholder on Schedule I hereto (the “Share Exchange”).  Immediately following the Closing, the Acquiror Shares held by the Acquiree Shareholders will represent 92.5% of the issued and outstanding shares of Acquiror Common Stock, on a fully-diluted basis; and the Acquiror Shareholders shall retain in the aggregate 1,875,000 shares of Acquiror Common Stock, which such amount will represent 7.5% of the issued and outstanding shares of Acquiror Common Stock, on a fully-diluted basis.

Section 2.2   Additional Consideration. At the Closing, the Principal Acquiror Shareholders shall receive from Acquiree Two Hundred Seventy Five Thousand Dollars ($275,000.00).  Additionally, at the Closing, the Principal Acquiror Shareholders shall provide to the Acquiree general releases substantially in a form satisfactory to the Acquiror, Principal Acquiror Shareholders, and the Acquiree.

Section 2.3   Withholding.The Acquiror shall be entitled to deduct and withhold from the Acquiror Shares otherwise issuable pursuant to this Agreement to any Acquiree Shareholder such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, provincial or foreign Tax Law.  To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Acquiree Shareholder in respect of which such deduction and withholding was made.

Section 2.4   Closing.Upon the terms and subject to the conditions of this Agreement, the transactions contemplated by this Agreement shall take place at a closing (the “Closing”) to be held at the offices of Robinson Brog Leinwand Greene Genovese & Gluck P.C. located at 875 Third Avenue, 9th Floor, New York, NY 10022, at a time and date to be specified by the Parties, which shall be no later than second (2nd) Business Day following the satisfaction or, if permitted pursuant hereto, waiver of the conditions set forth in Article IX, or at such other location, date and time as Acquiree and Acquiror Principal Shareholders shall mutually agree.  The date and time of the Closing is referred to herein as the “Closing Date.”

Section 2.5   Closing Deliveries by Acquiror and Acquiror Principal Shareholders. At the Closing: (a) the Acquiror shall deliver, or cause to be delivered, a certificate evidencing the number of Acquiror Shares set forth beside each Acquiree Shareholder’s name on Schedule I hereto to such Acquiree Shareholder; and (b) the Acquiror and the Acquiror Principal Shareholders, as applicable, shall deliver, or cause to be delivered, to the Acquiree and the Acquiree Shareholders, as applicable, the various documents required to be delivered as a condition to the Closing pursuant to Section 10.2 hereof.

Section 2.6   Closing Deliveries by Acquiree and Acquiree Shareholders. At the Closing: (a) each Acquiree Shareholder shall deliver, or cause to be delivered, certificate(s) representing such Acquiree Shareholder’s Acquiree Shares, accompanied by an executed instrument of transfer for transfer by such Acquiree Shareholder of such Acquiree Shareholder’s Acquiree Shares to the Acquiror; and (b) the Acquiree and the Acquiree Shareholders, as applicable, shall deliver, or cause to be delivered, to the Acquiror and the Acquiror Principal Shareholders, as applicable, the various documents required to be delivered as a condition to the Closing pursuant to Section 10.3 hereof.

Section 2.7   Financing. At the Closing, Acquiror shall deliver, or cause to be delivered, the following duly and validly authorized and executed documents between Acquiror and [                                   ] ("[                         ]") in connection with financing given to Acquiror by [                                   ] (the “Financing Documents”): (1) 12% Senior Convertible Promissory Note; Securities Purchase Agreement; Registration Rights Agreement (related to the 12% Senior Convertible Promissory Note); an Equity Line Agreement; and a Registration Rights Agreement (related to the Equity Line Agreement).  The execution of the Financing Documents by both Acquiror and [                                   ] shall occur at the Closing and shall be deemed a concurrent condition to Closing along with the conditions referred to in Section 2.5 and Section 2.6.

ARTICLE III
REPRESENTATIONS OF ACQUIREE SHAREHOLDERS

The Acquiree Shareholders severally, and not jointly, hereby represent and warrant to the Acquiror that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as thought the Closing Date were substituted for the date of this Agreement throughout this Article III) (except where another date or period of time is specifically stated herein for a representation or warranty).

Section 3.1   Authority. Such Acquiree Shareholder has all requisite authority and power to enter into and deliver this Agreement and any of the other Transaction Documents to which such Acquiree Shareholder is a party, and any other certificate, agreement, document or instrument to be executed and delivered by such Acquiree Shareholder in connection with the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  This Agreement has been, and each of the Transaction Documents to which such Acquiree Shareholder is a party will be, duly and validly authorized and approved, executed and delivered by such Acquiree Shareholder.

Section 3.2   Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties hereto and thereto other than such Acquiree Shareholder, this Agreement and each of the Transaction Documents to which such Acquiree Shareholder is a party are duly authorized, executed and delivered by such Acquiree Shareholder, and constitutes the legal, valid and binding obligations of such Acquiree Shareholder, enforceable against such Acquiree Shareholder in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

Section 3.3   No Conflicts. Neither the execution or delivery by such Acquiree Shareholder of this Agreement or any Transaction Document to which such Acquiree Shareholder is a party, nor the consummation or performance by such Acquiree Shareholder of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the organizational documents of such Acquiree Shareholder (if such Acquiree Shareholder is not a natural Person); (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which such Acquiree Shareholder is a party or by which the properties or assets of such Acquiree Shareholder are bound; or (c) contravene, conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, impair the rights of such Acquiree Shareholder under, or alter the obligations of any Person under, or create in any Person the right to terminate, amend, accelerate or cancel, or require any notice, report or other filing (whether with a Governmental Authority or any other Person) pursuant to, or result in the creation of a Lien on any of the assets or properties of the Acquiror under, any note, bond, mortgage, indenture, Contract, License, permit, franchise or other instrument or obligation to which such Acquiree Shareholder is a party or any of such Acquiree Shareholder’s assets and properties are bound or affected, except, in the case of clauses (b) or (c) for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect on such Acquiree Shareholder.

Section 3.4   Ownership of Shares. Such Acquiree Shareholder owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer to the Acquiror pursuant to this Agreement, such Acquiree Shareholder’s Acquiree Shares as outlined in Schedule I hereto, free and clear of any and all Liens.  There are no options, rights, voting trusts, stockholder agreements or any other Contracts or understandings to which such Acquiree Shareholder is a party or by which such Acquiree Shareholder or such Acquiree Shareholder’s Acquiree Shares are bound with respect to the issuance, sale, transfer, voting or registration of such Acquiree Shareholder’s Acquiree Shares.  At the Closing Date, the Acquiror will acquire good, valid and marketable title to such Acquiree Shareholder’s Acquiree Shares free and clear of any and all Liens.

Section 3.5   Certain Proceedings. There is no Action pending against, or to the Knowledge of such Acquiree Shareholder, threatened against or affecting, such Acquiree Shareholder by any Governmental Authority or other Person with respect to such Acquiree Shareholder that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement.

Section 3.6   No Brokers or Finders. No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against such Acquiree Shareholder for any commission, fee or other compensation as a finder or broker, or in any similar capacity, based upon arrangements made by or on behalf of such Acquiree Shareholder and such Acquiree Shareholder will indemnify and hold the Acquiror and the Acquiror Principal Shareholders harmless against any liability or expense arising out of, or in connection with, any such claim.

Section 3.7   Investment Representations. Each Acquiree Shareholder severally, and not jointly, hereby represents and warrants, solely with respect to itself and not any other Acquiree Shareholder, to the Acquiror as follows:

(a)   Purchase Entirely for Own Account.  Such Acquiree Shareholder is acquiring such Acquiree Shareholder’s portion of the Acquiror Shares proposed to be acquired hereunder for investment for its own account and not with a view to the resale or distribution of any part thereof, and such Acquiror Shareholder has no present intention of selling or otherwise distributing such Acquiror Shares, except in compliance with applicable securities Laws.

(b)   Restricted Securities.  Such Acquiree Shareholder understands that the Acquiror Shares are characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Shareholder pursuant hereto, the Acquiror Shares would be acquired in a transaction not involving a public offering.  The issuance of the Acquiror Shares hereunder is being effected in reliance upon an exemption from registration afforded under Section 4(a)(2) of the Securities Act.  Such Acquiree Shareholder further acknowledges that if the Acquiror Shares are issued to such Acquiree Shareholder in accordance with the provisions of this Agreement, such Acquiror Shares may not be resold without registration under the Securities Act or the existence of an exemption therefrom.  Such Acquiree Shareholder represents that he is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby, and specifically those in subparagraph (i) thereof, and by the Securities Act.

(c)   Acknowledgment of Non-Registration.  Such Acquiree Shareholder understands and agrees that the Acquiror Shares to be issued pursuant to this Agreement have not been registered under the Securities Act or the securities Laws of any state of the U.S.

(d)   Status.  By its execution of this Agreement, such Acquiree Shareholder represents and warrants to the Acquiror as indicated on its signature page to this Agreement, either that: (i) such Acquiree Shareholder is an Accredited Investor; or (ii) such Acquiree Shareholder is not a U.S. Person.  Such Acquiree Shareholder understands that the Acquiror Shares are being offered and sold to such Acquiree Shareholder in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Acquiree Shareholder set forth in this Agreement, in order that the Acquiror may determine the applicability and availability of the exemptions from registration of the Acquiror Shares on which the Acquiror is relying.

(e)   Additional Representations and Warranties.  Such Acquiree Shareholder, severally and not jointly, further represents and warrants to the Acquiror as follows: (i) such Person qualifies as an Accredited Investor; (ii) such Person consents to the placement of a legend on any certificate or other document evidencing the Acquiror Shares substantially in the form set forth in Section 3.8(a); (iii) such Person has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such Person’s or entity’s interests in connection with the transactions contemplated by this Agreement; (iv) such Person has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Acquiror Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Acquiror Shares; (v) such Person has had access to the SEC Reports; (vi) such Person has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Acquiror that such Person has requested and all such public information is sufficient for such Person to evaluate the risks of investing in the Acquiror Shares; (vii) such Person has been afforded the opportunity to ask questions of and receive answers concerning the Acquiror and the terms and conditions of the issuance of the Acquiror Shares; (viii) such Person is not relying on any representations and warranties concerning the Acquiror made by the Acquiror or any officer, employee or agent of the Acquiror, other than those contained in this Agreement or the SEC Reports; (ix) such Person will not sell or otherwise transfer the Acquiror Shares, unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available; (x) such Person understands and acknowledges that the Acquiror is under no obligation to register the Acquiror Shares for sale under the Securities Act; (xi) such Person represents that the address furnished in Schedule I is the principal residence if he is an individual or its principal business address if it is a corporation or other entity; (xii) such Person understands and acknowledges that the Acquiror Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Acquiror that has been supplied to such Person and that any representation to the contrary is a criminal offense; and (xiii) such Person acknowledges that the representations, warranties and agreements made by such Person herein shall survive the execution and delivery of this Agreement and the purchase of the Acquiror Shares.

(f)   Additional Representations and Warranties of Non-U.S. Persons.  Each Acquiree Shareholder that is not a U.S. Person, severally and not jointly, further represents and warrants to the Acquiror as follows: (i) at the time of (A) the offer by the Acquiror and (B) the acceptance of the offer by such Person, of the Acquiror Shares, such Person was outside the U.S.; (ii) no offer to acquire the Acquiror Shares or otherwise to participate in the transactions contemplated by this Agreement was made to such Person or its representatives inside the U.S.; (iii) such Person is not purchasing the Acquiror Shares for the account or benefit of any U.S. Person, or with a view towards distribution to any U.S. Person, in violation of the registration requirements of the Securities Act; (iv) such Person will make all subsequent offers and sales of the Acquiror Shares either (A) outside of the U.S. in compliance with Regulation S; (B) pursuant to a registration under the Securities Act; or (C) pursuant to an available exemption from registration under the Securities Act; (v) such Person is acquiring the Acquiror Shares for such Person’s own account, for investment and not for distribution or resale to others; (vi) such Person has no present plan or intention to sell the Acquiror Shares in the U.S. or to a U.S. Person at any predetermined time, has made no predetermined arrangements to sell the Acquiror Shares and is not acting as an underwriter or dealer with respect to such securities or otherwise participating in the distribution of such securities; (vii) neither such Person, its Affiliates nor any Person acting on behalf of such Person, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Acquiror Shares at any time after the Closing Date through the one year anniversary of the Closing Date except in compliance with the Securities Act; (viii) such Person consents to the placement of a legend on any certificate or other document evidencing the Acquiror Shares substantially in the form set forth in  Section 3.8(b) and (ix) such Person is not acquiring the Acquiror Shares in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

(g)   Opinion.  Such Acquiree Shareholder will not transfer any or all of such Acquiree Shareholder’s Acquiror Shares pursuant to Regulation S or absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of such Acquiree Shareholder’s Acquiror Shares, without first providing the Acquiror with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Acquiror) to the effect that such transfer will be made in compliance with Regulation S or will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws

(h)   Consent.  Such Acquiree Shareholder understands and acknowledges that the Acquiror may refuse to transfer the Acquiror Shares, unless such Acquiree Shareholder complies with Section 3.7 and any other restrictions on transferability set forth herein.  Such Acquiree Shareholder consents to the Acquiror making a notation on its records or giving instructions to any transfer agent of the Acquiror’s Common Stock in order to implement the restrictions on transfer of the Acquiror Shares

Section 3.8   Stock Legends. Such Acquiree Shareholder hereby agrees with the Acquiror as follows:

(a)   The certificates evidencing the Acquiror Shares issued to those Acquiree Shareholders who are Accredited Investors, and each certificate issued in transfer thereof, will bear the following or similar legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

(b)   The certificates evidencing the Acquiror Shares issued to those Acquiree Shareholders who are not U.S. Persons, and each certificate issued in transfer thereof, will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

(c)   Other Legends.  The certificates representing such Acquiror Shares, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable Law, including, without limitation, any state corporate and state securities law, or Contract.

Section 3.9   Disclosure. No representation or warranty of such Acquiree Shareholder contained in this Agreement or any other Transaction Document and no statement or disclosure made by or on behalf of such Acquiree Shareholder to the Acquiror or the Acquiror Principal Shareholders pursuant to this Agreement or any other agreement contemplated herein contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE ACQUIREE

The Acquiree hereby represents and warrants to the Acquiror that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as thought the Closing Date were substituted for the date of this Agreement throughout this Article IV) (except where another date or period of time is specifically stated herein for a representation or warranty).

Section 4.1   Organization and Qualification. The Acquiree is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, has all requisite corporate authority and power, Licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, held and operated by it, and is duly qualified to do business and in good standing in each jurisdiction in which the failure to be so qualified would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Acquiree.

Section 4.2   Authority. The Acquiree has all requisite authority and power (corporate and other), Licenses, authorizations, consents and approvals to enter into and deliver this Agreement and any of the other Transaction Documents to which the Acquiree is a party and any other certificate, agreement, document or instrument to be executed and delivered by the Acquiree in connection with the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the other Transaction Documents by the Acquiree and the performance by the Acquiree of its obligations hereunder and thereunder and the consummation by the Acquiree of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Acquiree.  The Acquiree does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Person or Governmental Authority in order for the Parties to execute, deliver or perform this Agreement or the transactions contemplated hereby.  This Agreement has been, and each of the Transaction Documents to which the Acquiree is a party will be, duly and validly authorized and approved, executed and delivered by the Acquiree.

Section 4.3   Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties hereto and thereto other than the Acquiree, this Agreement and each of the Transaction Documents to which the Acquiree is a party are duly authorized, executed and delivered by the Acquiree and constitutes the legal, valid and binding obligations of the Acquiree enforceable against the Acquiree in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

Section 4.4   No Conflicts. Neither the execution nor the delivery by the Acquiree of this Agreement or any Transaction Document to which the Acquiree is a party, nor the consummation or performance by the Acquiree of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Acquiree Organizational Documents, (b) contravene, conflict with or result in a violation of any Law, Order, charge or other restriction or decree applicable to the Acquiree, or by which the Acquiree or any of its respective assets and properties are bound or affected, (c) contravene, conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, impair the rights of the Acquiree under, or alter the obligations of any Person under, or create in any Person the right to terminate, amend, accelerate or cancel, or require any notice, report or other filing (whether with a Governmental Authority or any other Person) pursuant to, or result in the creation of a Lien on any of the assets or properties of the Acquiree under, any note, bond, mortgage, indenture, Contract, License, permit, franchise or other instrument or obligation to which the Acquiree is a party or by which the Acquiree or any of its respective assets and properties are bound or affected; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by the Acquiree or that otherwise relate to the business of, or any of the properties or assets owned or used by, the Acquiree, except, in the case of clauses (b), (c), or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect on the Acquiree.

Section 4.5   Subsidiaries. The Acquiree does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.  There are no Contracts or other obligations (contingent or otherwise) of the Acquiror to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, any other Person or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

Section 4.6   Organizational Documents. The Acquiree has delivered or made available to the Acquiror a true and correct copy of the Certificate of Incorporation and Bylaws of the Acquiree and any other organizational documents of the Acquiree, each as amended, and each such instrument is in full force and effect (the “Acquiree Organizational Documents”).  The Acquiree is not in violation of any of the provisions of the Acquiree Organizational Documents.

Section 4.7   Capitalization. The authorized capital stock of the Acquiree consists of 10,000,000 shares of Acquiree Common Stock and 0 shares of undesignated preferred stock, $0.01 par value per share, of which (i) 1,477,300 shares of Acquiree Common Stock are issued and outstanding; (ii) 0 shares of preferred stock are issued and outstanding and (iii) 8,545,700 shares of Acquiree Common Stock or preferred stock are held by the Acquiree in its treasury.  Except as set forth above, no shares of capital stock or other voting securities of the Acquiree were issued, reserved for issuance or outstanding.  All outstanding shares of the capital stock of the Acquiree are, and all such shares that may be issued prior to the Closing Date will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Laws of the jurisdiction of the Acquiree’s formation, the Acquiree Organizational Documents or any Contract to which the Acquiree is a party or otherwise bound.  There are not any bonds, debentures, notes or other Indebtedness of the Acquiree having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Acquiree Common Stock may vote.  There are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Acquiree is a party or by which it is bound (x) obligating the Acquiree to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Acquiree, (y) obligating the Acquiree to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (z) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of the Acquiree.  There are no outstanding Contracts or obligations of the Acquiree to repurchase, redeem or otherwise acquire any shares of capital stock of the Acquiree.  There are no registration rights, proxies, voting trust agreements or other agreements or understandings with respect to any class or series of any capital stock or other security of the Acquiree.

Section 4.8   No Brokers or Finders. No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Acquiree for any commission, fee or other compensation as a finder or broker, or in any similar capacity, based upon arrangements made by or on behalf of the Acquiree, and the Acquiree will, jointly and severally, indemnify and hold the Acquiror and the Acquiror Principal Shareholders and harmless against any liability or expense arising out of, or in connection with, any such claim.

Section 4.9   Disclosure. No representation or warranty of the Acquiree contained in this Agreement and no statement or disclosure made by or on behalf of the Acquiree to the Acquiror or any Acquiror Principal Shareholder pursuant to this Agreement or any other agreement contemplated herein contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

Section 4.10         Exclusivity. Neither the Acquiree nor any Person acting on its behalf have since April 1, 2014, entered into any public offering, merger, combination, divestiture, financing, joint venture, sale and/or acquisition agreement or in any form, except for agreements in the ordinary course of business, nor has the Acquiror or any Person enter into any other transaction that would preclude the consummation of this Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR AND
THE ACQUIROR PRINCIPAL SHAREHOLDERS

The Acquiror and the Acquiror Principal Shareholders, jointly and severally, hereby represent and warrant to the Acquiree and each of the Acquiree Shareholders, subject to the exceptions and qualifications specifically set forth or disclosed in writing in the disclosure schedule delivered by the Acquiror Principal Shareholders to the Acquiree and the Acquiree Shareholders simultaneously herewith (the “Acquiror Disclosure Schedule”), that the statements contained in this Article V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as thought the Closing Date were substituted for the date of this Agreement throughout this Article V) (except where another date or period of time is specifically stated herein for a representation or warranty).  The Acquiror Disclosure Schedule shall be arranged according to the numbered and lettered paragraphs of this Article V and any disclosure in the Acquiror Disclosure Schedule shall qualify the corresponding paragraph in this Article V.  The Acquiree, the Acquiree Shareholders and, after the Closing, the Acquiror, shall be entitled to rely on the representations and warranties set forth in this Article V regardless of any investigation or review conducted by the Acquiree or the Acquiree Shareholders prior to the Closing.

Section 5.1   Organization and Qualification. The Acquiror is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, has all requisite corporate authority and power, Licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, held and operated by it, and is duly qualified to do business and in good standing in each jurisdiction in which the failure to be so qualified would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Acquiror. The Acquiror Common Stock is presently quoted on the Financial Industry Regulator Authority Over-the-Counter Bulletin Board and the Acquiror is not subject to any notice that it no longer qualified for such quotation or that it has received any notice from the SEC that it has or will commence, institute or bring a proceeding pursuant to Section 12(j) of the Exchange Act.

Section 5.2   Authority. The Acquiror and each Acquiror Principal Shareholder have all requisite authority and power, Licenses, authorizations, consents and approvals to enter into and deliver this Agreement and any of the other Transaction Documents to which the Acquiror, the Acquiror Principal Shareholders or any of them is a party and any other certificate, agreement, document or instrument to be executed and delivered by the Acquiror, the Acquiror Principal Shareholders or any of them in connection with the transactions contemplated hereby and thereby and to perform their respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the other Transaction Documents by the Acquiror and the Acquiror Principal Shareholders and the performance by the Acquiror and the Acquiror Principal Shareholders of their respective obligations hereunder and thereunder and the consummation by the Acquiror and the Acquiror Principal Shareholders of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Acquiror and the Acquiror Principal Shareholders.  Neither the Acquiror nor any Acquiror Principal Shareholder needs to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Person or Governmental Authority in order for the Parties to execute, deliver or perform this Agreement or the transactions contemplated hereby.  This Agreement has been, and each of the Transaction Documents to which the Acquiror, the Acquiror Principal Shareholders or any of them, as applicable, are a party will be, duly and validly authorized and approved, executed and delivered by the Acquiror and the Acquiror Principal Shareholders. The approval of the Acquiror Principal Shareholders is given as “Parties” to the Agreement and not as “shareholders” of the Acquiror.

Section 5.3   Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties hereto and thereto other than the Acquiror and the Acquiror Principal Shareholders, this Agreement and each of the Transaction Documents to which the Acquiror, the Acquiror Principal Shareholders or any of them, as applicable, are a party are duly authorized, executed and delivered by the Acquiror and such Acquiror Principal Shareholders, as applicable, and constitutes the legal, valid and binding obligations of the Acquiror and such Acquiror Principal Shareholders, as applicable, enforceable against the Acquiror and such Acquiror Principal Shareholders, as applicable, in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

Section 5.4   No Conflicts. Neither the execution nor the delivery by the Acquiror or the Acquiror Principal Shareholders of this Agreement or any Transaction Document to which the Acquiror, the Acquiror Principal Shareholders or any of them is a party, nor the consummation or performance by the Acquiror and the Acquiror Principal Shareholders of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Acquiror Organizational Documents, (b) contravene, conflict with or result in a violation of any Law, Order, charge or other restriction or decree of any Governmental Authority or any rule or regulation of the Principal Market applicable to the Acquiror or any Acquiror Principal Shareholder, or by which the Acquiror or any Acquiror Principal Shareholder or any of their respective assets and properties are bound or affected, (c) contravene, conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, impair the rights of the Acquiror under, or alter the obligations of any Person under, or create in any Person the right to terminate, amend, accelerate or cancel, or require any notice, report or other filing (whether with a Governmental Authority or any other Person) pursuant to, or result in the creation of a Lien on any of the assets or properties of the Acquiror under, any note, bond, mortgage, indenture, Contract, License, permit, franchise or other instrument or obligation to which the Acquiror or any Acquiror Principal Shareholder is a party or by which the Acquiror or any Acquiror Principal Shareholder or any of their respective assets and properties are bound or affected; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Licenses, permits, authorizations, approvals, franchises or other rights held by the Acquiror or that otherwise relate to the business of, or any of the properties or assets owned or used by, the Acquiror, except, in the case of clauses (b), (c), or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect on the Acquiror.

Section 5.5   Subsidiaries. Except for the subsidiary described in Section 10.2, the Acquiror does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.  There are no Contracts or other obligations (contingent or otherwise) of the Acquiror to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, any other Person or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

Section 5.6   Organizational Documents. The Acquiror has delivered or made available to Acquiree a true and correct copy of the Certificate of Incorporation and Bylaws of the Acquiror and any other organizational documents of the Acquiror, each as amended, and each such instrument is in full force and effect (the “Acquiror Organizational Documents”).  The Acquiror is not in violation of any of the provisions of its Acquiror Organizational Documents.  The minute books (containing the records or meetings of the stockholders, the board of directors and any committees of the board of directors), the stock certificate books, and the stock record books of the Acquiror, each as provided or made available to the Acquiree, are correct and complete.

Section 5.7   Capitalization. The authorized capital stock of the Acquiror consists of 150,000,000 shares of Acquiror Common Stock of which 1,875,000 shares of Acquiror Common Stock are issued and outstanding.  Except as set forth above, no shares of capital stock or other voting securities of the Acquiror were issued, reserved for issuance or outstanding.  All outstanding shares of the capital stock of the Acquiror are, and all such shares that may be issued prior to the Closing Date will be when issued, duly authorized, validly issued, fully paid and nonassessable, have been issued in accordance with all applicable laws, including, but not limited to, the Exchange Act, and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Laws of the jurisdiction of the Acquiror’s organization, the Acquiror Organizational Documents or any Contract to which the Acquiror is a party or otherwise bound.  Except as provided in Schedule 5.7, there are not any bonds, debentures, notes or other Indebtedness of the Acquiror having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Acquiror Common Stock may vote.  There are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Acquiror is a party or by which it is bound (x) obligating the Acquiror to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Acquiror, (y) obligating the Acquiror to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (z) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of the Acquiror.  There are no outstanding Contracts or obligations of the Acquiror to repurchase, redeem or otherwise acquire any shares of capital stock of the Acquiror.  Except as provided in Schedule 5.7, there are no registration rights, proxies, voting trust agreements or other agreements or understandings with respect to any class or series of any capital stock or other security of the Acquiror.  The stockholder list provided to the Acquiree and the Acquiree Shareholders is a current stockholder list generated by its stock transfer agent, and such list accurately reflects all of the issued and outstanding shares of the Acquiror Common Stock.

(b)          The issuance of the Acquiror Shares to the Acquiree Shareholders has been duly authorized and, upon delivery to the Acquiree Shareholders of certificates therefor in accordance with the terms of this Agreement, the Acquiror Shares will have been validly issued and fully paid, and will be nonassessable, have the rights, preferences and privileges specified, will be free of preemptive rights and will be free and clear of all Liens and restrictions, other than Liens created by the Acquiree Shareholders and restrictions on transfer imposed by this Agreement and the Securities Act.

Section 5.8   Compliance with Laws. The business and operations of the Acquiror have been and are being conducted in accordance with all applicable Laws and Orders.  The Acquiror is not conflict with, or in default or violation of and, to the Knowledge of the Acquiror or any of the Acquiror Principal Shareholders, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of or default under, any (i) Law, rule, regulation, judgment or Order, or (ii) note, bond, mortgage, indenture, Contract, License, permit, franchise or other instrument or obligation to which the Acquiror or any Acquiror Principal Shareholder is a party or by which the Acquiror or any Acquiror Principal Shareholder or any of their respective assets and properties are bound or affected.  There is no agreement, judgment or Order binding upon the Acquiror or any Acquiror Principal Shareholder which has, or could reasonably be expected to have, the effect of prohibiting or materially impairing any business practice of the Acquiror or the conduct of business by the Acquiror as currently conducted.  The Acquiror has filed all forms, reports and documents required to be filed with any Governmental Authority and the Acquiror has made available such forms, reports and documents to Acquiree and the Acquiree Shareholders.  As of their respective dates, such forms, reports and documents complied in all material respects with the applicable requirements pertaining thereto and none of such forms, reports and documents contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 5.9   Certain Proceedings. There is no Action pending against, or to the Knowledge of the Acquiror or any of the Acquiror Principal Shareholders, threatened against or affecting, the Acquiror or any Acquiror Principal Shareholder by any Governmental Authority or other Person with respect to the Acquiror or its business or that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement.  The Acquiror, or to the Knowledge of the Acquiror or any of the Acquiror Principal Shareholders, has not been a party to any material litigation or, within the past two (2) years, the subject of any threat of material litigation (litigation shall be deemed “material” if the amount at issue exceeds the lesser of $10,000 per matter or $25,000 in the aggregate).  The Acquiror is not in violation of and, to the Knowledge of Acquiror or any of the Acquiror Principal Shareholders, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable Law, rule, regulation, judgment or Order.  Neither the Acquiror nor any past or present director or officer (in his or her capacity as such) or affiliate, is or has been the subject of any civil, criminal, or administrative Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  Neither the Acquiror nor any past or present director or officer (in his or her capacity as such) or affiliate, have any reason to believe that they will be the subject of any civil, criminal, or administrative Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  Neither the Acquiror nor any past or present director or officer (in his or her capacity as such) or affiliate, have any reason to believe that they will be the subject of any civil, criminal, or administrative Action brought by any federal or state agency.

Section 5.10         No Brokers or Finders. No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Acquiror or any of the Acquiror Principal Shareholders for any commission, fee or other compensation as a finder or broker, or in any similar capacity, based upon arrangements made by or on behalf of the Acquiror or the Acquiror Principal Shareholders, and the Acquiror Principal Shareholders will, jointly and severally, indemnify and hold the Acquiror, the Acquiree and the Acquiree Shareholders and harmless against any liability or expense arising out of, or in connection with, any such claim.

Section 5.11         Contracts. Except as disclosed in the SEC Reports, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Acquiror.  The Acquiror is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or to which it or any of its properties or assets is subject, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect of the Acquiror.

Section 5.12         Tax Matters.

(a)         Tax Returns.  The Acquiror has filed all Tax Returns required to be filed (if any) by or on behalf of the Acquiror and has paid all Taxes of the Acquiror required to have been paid (whether or not reflected on any Tax Return).  No Governmental Authority in any jurisdiction has made a claim, assertion or threat to the Acquiror that the Acquiror is or may be subject to taxation by such jurisdiction; there are no Liens with respect to Taxes on the Acquiror’s property or assets; and there are no Tax rulings, requests for rulings, or closing agreements relating to the Acquiror for any period (or portion of a period) that would affect any period after the date hereof.

(b)         No Adjustments, Changes.  Neither the Acquiror nor any other Person on behalf of the Acquiror (a) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (b) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law.

(c)         No Disputes.  There is no pending audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes of the Acquiror, nor is any such claim or dispute pending or contemplated.  The Acquiror has delivered to the Acquiree true, correct and complete copies of all Tax Returns and examination reports and statements of deficiencies assessed or asserted against or agreed to by the Acquiror, if any, since its inception and any and all correspondence with respect to the foregoing.

(d)         Not a U.S. Real Property Holding Corporation.  The Acquiror is not and has not been a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(e)         No Tax Allocation, Sharing.  The Acquiror is not and has not been a party to any Tax allocation or sharing agreement.

(f)          No Other Arrangements.  The Acquiror is not a party to any Contract or arrangement for services that would result, individually or in the aggregate, in the payment of any amount that would not be deductible by reason of Section 162(m), 280G or 404 of the Code.  The Acquiror is not a “consenting corporation” within the meaning of Section 341(f) of the Code.  The Acquiror does not have any “tax-exempt bond financed property” or “tax-exempt use property” within the meaning of Section 168(g) or (h), respectively of the Code.  The Acquiror does not have any outstanding closing agreement, ruling request, request for consent to change a method of accounting, subpoena or request for information to or from a Governmental Authority in connection with any Tax matter.  During the last two years, the Acquiror has not engaged in any exchange with a related party (within the meaning of Section 1031(f) of the Code) under which gain realized was not recognized by reason of Section 1031 of the Code.  The Acquiree is not a party to any reportable transaction within the meaning of Treasury Regulation Section 1.6011-4.

Section 5.13        Labor Matters. There are no collective bargaining or other labor union agreements to which the Acquiror is a party or by which it is bound.  No material labor dispute exists or, to the Knowledge of the Acquiror, is imminent with respect to any of the employees of the Acquiror.

(b)         Except as set forth in Section 5.13 of the Acquiror Disclosure Schedule, the Acquiror has no employees, independent contractors or other Persons providing services to them.  The Acquiror is in full compliance with all Laws regarding employment, wages, hours, benefits, equal opportunity, collective bargaining, the payment of Social Security and other taxes, and occupational safety and health.  The Acquiror is not liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Laws.

(c)          No director, officer or employee of the Acquiror is a party to, or is otherwise bound by, any Contract (including any confidentiality, non-competition or proprietary rights agreement) with any other Person that in any way adversely affects or will materially affect (a) the performance of his or her duties as a director, officer or employee of the Acquiror or (b) the ability of the Acquiror to conduct its business.  Each employee of the Acquiror is employed on an at-will basis and the Acquiror does not have any Contract with any of its employees which would interfere with its ability to discharge its employees.

Section 5.14         Employee Benefits. The Acquiror does not, and since its inception never has, maintained or contributed to any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Acquiror.  There are not any employment, consulting, indemnification, severance or termination agreements or arrangements between the Acquiror and any current or former employee, officer or director of the Acquiror, nor does the Acquiror have any general severance plan or policy.

(b)         The Acquiror does not, and since its inception never has, maintained or contributed to any “employee pension benefit plans” (as defined in Section 3(2) of ERISA), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) or any other benefit plan for the benefit of any current or former employees, consultants, officers or directors of the Acquiror.

(c)         Neither the consummation of the transactions contemplated hereby alone, nor in combination with another event, with respect to each director, officer, employee and consultant of the Acquiror, will result in (a) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from the Acquiror, (b) any increase in the amount of compensation or benefits payable to any such individual or (c) any acceleration of the vesting or timing of payment of compensation payable to any such individual.  No arrangement or other Contract of the Acquiror provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of the Acquiror.

Section 5.15         Title to Assets. The Acquiror does not own any real property.  The Acquiror has sufficient title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses.  All such assets and properties, other than assets and properties in which the Acquiror has leasehold interests, are free and clear of all Liens, except for Liens that, in the aggregate, do not and will not materially interfere with the ability of the Acquiror to conduct business as currently conducted.

Section 5.16         Intellectual Property. The Acquiror does not own, use or license any Intellectual Property in its business as presently conducted.

Section 5.17         Environmental Laws. Except as described in Schedule 5.17, the Acquiror (a) is in compliance with all Environmental Laws (as defined below), (b) has received all Licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) is in compliance with all terms and conditions of any such License or approval where, in each of the foregoing clauses (a), (b) and (c), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Acquiror.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, Licenses, notices or notice letters, Orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

Section 5.18         SEC Reports. The Acquiror has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC since 2011 pursuant to the Exchange Act (the “SEC Reports”).

(b)         As of their respective dates, the SEC Reports and any registration statements filed by the Acquiror under the Securities Act (the “Registration Statements”) complied in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports or Registration Statements, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  All material Contracts to which the Acquiror is a party or to which the property or assets of the Acquiror are subject have been filed as exhibits to the SEC Reports and the Registration Statements as and to the extent required under the Exchange Act and the Securities Act, as applicable.  The financial statements of the Acquiror included in the SEC Reports and the Registration Statements comply in all respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements as permitted by Form 10-Q), and fairly present in all material respects (subject in the case of unaudited statements, to normal, recurring audit adjustments) the financial position of the Acquiror as at the dates thereof and the results of its operations and cash flows for the periods then ended.  The Acquiror was originally organized and operated through the Closing Date as a bona fide operating business without any pre-existing plan or strategy that the Acquiror would serve primarily as a merger or acquisition candidate for an unidentified company or companies.  The disclosure set forth in the SEC Reports and Registration Statements regarding the Acquiror’s business is current and complete and accurately reflects operations of the Acquiror as it exists as of the date hereof.  There is no order issued by the SEC suspending the effectiveness of any outstanding Registration Statement and there are no proceedings for that purpose that have been initiated or threatened by the SEC.

Section 5.19         Internal Accounting Controls. The Acquiror maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Acquiror has established disclosure controls and procedures for the Acquiror and designed such disclosure controls and procedures to ensure that material information relating to the Acquiror is made known to the officers by others within the Acquiror.  The Acquiror’s officers have evaluated the effectiveness of the Acquiror’s controls and procedures.  Since the Acquiror Most Recent Fiscal Year End, there have been no significant changes in the Acquiror’s internal controls or, to the Knowledge of the Acquiror or any of the Acquiror Principal Shareholders, in other factors that could significantly affect the Acquiror’s internal controls.

Section 5.20         Listing and Maintenance Requirements. The Acquiror is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing or quotation of the Acquiror Common Stock on the trading market on which the Acquiror Common Stock is currently listed or quoted.  The issuance and sale of the Acquiror Shares under this Agreement does not contravene the rules and regulations of the trading market on which the Acquiror Common Stock is currently listed or quoted, and no approval of the stockholders of the Acquiror is required for the Acquiror to issue and deliver to the Acquiree Shareholders the Acquiror Shares contemplated by this Agreement.

Section 5.21         Application of Takeover Protections. The Acquiror has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Acquiror Organizational Documents or the Laws of its state of incorporation that is or could become applicable to the transactions contemplated hereby.

Section 5.22         Transactions with Affiliates and Employees. Except as disclosed in the SEC Reports, no officer, director, employee or stockholder of the Acquiror or any Affiliate of any such Person, has or has had, either directly or indirectly, an interest in any transaction with the Acquiror (other than for services as employees, officers and directors), including any Contract or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Person or, to the Knowledge of the Acquiror or any of the Acquiror Principal Shareholders, any entity in which any such Person has an interest or is an officer, director, trustee or partner.

Section 5.23         Liabilities. Except as set forth on Section 5.23 of the Acquiror Disclosure Schedule, the Acquiror has no Liability (and there is no Action pending, or to the Knowledge of the Acquiror or any of the Acquiror Principal Shareholders, threatened against the Acquiror that would reasonably be expected to give rise to any Liability).  The Acquiror is not a guarantor nor is it otherwise liable for any Liability or obligation (including Indebtedness) of any other Person.  There are no financial or contractual obligations (including any obligations to issue capital stock or other securities) executory after the Closing Date.  All Liabilities of the Acquiror or the Acquiror Subsidiary shall have been paid off at or prior to the Closing and shall in no event remain Liabilities of the Acquiror, the Acquiree or the Acquiree Shareholders following the Closing.

Section 5.24         Bank Accounts and Safe Deposit Boxes. The Acquiror does not have any bank or other deposit or financial account, nor does the Acquiror have any lock boxes or safety deposit boxes.

Section 5.25         Investment Company. The Acquiror is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.26         Bank Holding Company Act. The Acquiror is not subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  Neither the Acquiror nor any of its Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any equity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither the Acquiror nor any of its Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

Section 5.27         Public Utility Holding Act. The Acquiror is not a “holding company,” or an “affiliate” of a “holding company,” as such terms are defined in the Public Utility Holding Act of 2005.

Section 5.28         Federal Power Act. The Acquiror is not subject to regulation as a “public utility” under the Federal Power Act, as amended.

Section 5.29         Money Laundering Laws. The operations of the Acquiror are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no Proceeding involving the Acquiror with respect to the Money Laundering Laws is pending or, to the knowledge of the Acquiror, threatened.

Section 5.30         Foreign Corrupt Practices. Neither the Acquiror, nor, to the Knowledge of the Acquiror or any of the Acquiror Principal Shareholders, any director, officer, agent, employee or other Person acting on behalf of the Acquiror has, in the course of its actions for, or on behalf of, the Acquiror (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

Section 5.31         DTC Eligibility. The Acquiror Common Stock is eligible for clearance and settlement through The Depository Trust Company (“DTC”).  The Acquiror’s transfer agent is a participant in the DTC Fast Automated Securities Transfer (“FAST”) program and the Acquiror Common Stock is not eligible as a DTC FAST issue.  There is no DTC “chill” or equivalent on the Acquiror Common Stock.  The name, address, telephone number, fax number, contact person and email address of the Company’s transfer agent is set forth in Section 5.31 of the Acquiror Disclosure Schedule.

Section 5.32         Absence of Certain Changes or Events. Except as set forth in the SEC Reports, from the Acquiror Most Recent Fiscal Year End (a) the Acquiror has conducted its business only in Ordinary Course of Business; (b) there has not been any change in the assets, Liabilities, financial condition or operating results of the Acquiror since, except changes in the Ordinary Course of Business that have not caused, in the aggregate, a Material Adverse Effect on the Acquiror; and (iii) the Acquiror has not completed or undertaken any of the actions set forth in Section 6.2.  The Acquiror has not taken any steps to seek protection pursuant to any Law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Acquiror have any Knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

Section 5.33         Disclosure. All documents and other papers delivered or made available by or on behalf of the Acquiror or the Acquiror Principal Shareholders in connection with this Agreement are true, complete, correct and authentic in all material respects.  No representation or warranty of the Acquiror or any of the Acquiror Principal Shareholders contained in this Agreement and no statement or disclosure made by or on behalf of the Acquiror or any Acquiror Principal Shareholder to the Acquiree or any Acquiree Shareholder pursuant to this Agreement or any other agreement contemplated herein contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

Section 5.34         Undisclosed Events. No event, Liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Acquiror, or its businesses, properties, prospects, operations or financial condition, that would be required to be disclosed by the Acquiror under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Acquiror of its common stock and which has not been publicly announced or will not be publicly announced in a current report on Form 8-K filed by the Acquiror filed within four (4) Business Days after the Closing.

Section 5.35         Non-Public Information. Neither the Acquiror nor any Person acting on its behalf has provided the Acquiree or Acquiree Shareholders or their respective agents or counsel with any information that the Acquiror or the believes constitutes material, non-public information except insofar as the existence and terms of the proposed transactions hereunder may constitute such information and except for information that will be disclosed by the Acquiror in a current report on Form 8-K filed by the Acquiror within four (4) Business Days after the Closing.

Section 5.36         Exclusivity. Neither the Acquiror nor any Person acting on its behalf have since April 1, 2014, entered into any public offering, merger, combination, divestiture, financing (except as provided in Section 2.7), joint venture, sale and/or acquisition agreement or in any form, except for agreements in the ordinary course of business, nor has the Acquiror or any Person enter into any other transaction that would preclude the consummation of this Agreement.

ARTICLE VI
CONDUCT PRIOR TO CLOSING

Section 6.1         Conduct of Business. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to the terms hereof or the Closing, the Acquiror Principal Shareholders shall, and shall cause the Acquiror to, (a) carry on its business diligently and in the usual, regular and Ordinary Course of Business, in substantially the same manner as heretofore conducted and in compliance with all applicable Laws, (b) pay or perform its material obligations when due, (c) use its commercially reasonable efforts, consistent with past practices and policies, to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which it has business dealings, and (d) keep its business and properties substantially intact, including its present operations, physical facilities and working conditions.  In furtherance of the foregoing and subject to applicable Law, the Acquiror shall confer with Acquiree, as promptly as practicable, prior to taking any material actions or making any material management decisions with respect to the conduct of the business of the Acquiror.

Section 6.2         Restrictions on Conduct of Business. Without limiting the generality of the terms of Section 6.1 hereof, except (i) as required by the terms hereof, or (ii) to the extent that Acquiree shall otherwise consent in writing, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to the terms hereof or the Closing, neither the Acquiror nor the Acquiror Principal Shareholders shall do any of the following, or permit the Acquiror to do any of the following:

(a)         except as required by applicable Law, waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

(b)         enter into any partnership arrangements, joint development agreements or strategic alliances, other than in the Ordinary Course of Business;

(c)         (i) increase the compensation or fringe benefits of, or pay any bonuses or special awards to, any present or former director, officer, stockholder or employee of the Acquiror (except for increases in salary or wages in the Ordinary Course of Business) or increase any fees to any independent contractors, (ii) grant any severance or termination pay to any present or former director, officer or employee of the Acquiror, (iii) enter into, amend or terminate any employment Contract, independent contractor agreement or collective bargaining agreement, written or oral, or (iv) establish, adopt, enter into, amend or terminate any bonus, profit sharing, incentive, severance, or other plan, agreement, program, policy, trust, fund or other arrangement that would be an employee benefit plan if it were in existence as of the date of this Agreement, except as required by applicable Law;

(d)         issue, deliver, sell, authorize, pledge or otherwise encumber, or propose any of the foregoing with respect to, any shares of capital stock or any securities convertible into, or exercisable or exchangeable for, shares of capital stock of the Acquiror, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into, or exercisable or exchangeable for, shares of capital stock of the Acquiror, or enter into other Contracts or commitments of any character obligating it to issue any such shares of capital stock of the Acquiror, or securities convertible into, or exercisable or exchangeable for, shares of capital stock of the Acquiror;

(e)         cause, permit or propose any amendments to any Acquiror Organizational Documents;

(f)          acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, limited liability company, general or limited partnership, joint venture, association, business trust or other business enterprise or entity, or otherwise acquire or agree to acquire any assets other than in the Ordinary Course of Business;

(g)         adopt a plan of merger, complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization;

(h)         except as required by applicable Law, adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, or enter into any employment Contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the Ordinary Course of Business with employees who are terminable “at will”), pay any special bonus or special remuneration to any director or employee other than in the Ordinary Course of Business, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its officers;

(i)          except in the Ordinary Course of Business, modify, amend or terminate any Contract to which the Acquiror is a party, or waive, delay the exercise of, release or assign any rights or claims thereunder;

(j)           sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, except in the Ordinary Course of Business;

(k)          (i) incur any Indebtedness or guarantee any such Indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Acquiror, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for endorsements and guarantees for collection, short-term borrowings and lease obligations, in each case incurred in the Ordinary Course of Business, or (ii) make any loans, advances or capital contributions to, or investment in, any other Person, other than to the Acquiror;

(l)          pay, discharge or satisfy any claims (including claims of stockholders), Liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction of liabilities or obligations in the Ordinary Course of Business or in accordance with their terms as in effect on the date hereof, or waive, release, grant, or transfer any rights of material value or modify or change in any material respect any existing License, Contract or other document, other than in the Ordinary Course of Business;

(m)         change any financial reporting or accounting principle, methods or practices used by it unless otherwise required by applicable Law or GAAP;

(n)         settle or compromise any litigation (whether or not commenced prior to the date of this Agreement);

(o)         (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Acquiror or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

(p)         enter into any transaction with any of its directors, officers, stockholders, or other Affiliates;

(q)         make any capital expenditure in excess of $50,000;

(r)          (i) grant any license or sublicense of any rights under or with respect to any Intellectual Property; (ii) dispose of or let lapse and Intellectual Property, or any application for the foregoing, or any license, permit or authorization to use any Intellectual Property or (iii) amend, terminate any other Contract, license or permit to which the Acquiror is a party;

(s)         make, or permit to be made, without the prior written consent of Acquiree any material Tax election which would affect the Acquiror; or

(t)          commit to or otherwise to take any of the actions described in this Section 6.2.

ARTICLE VII
ADDITIONAL AGREEMENTS

Section 7.1           Access to Information. The Acquiror shall afford Acquiree its accountants, counsel and other representatives (including the Acquiree Shareholders), reasonable access, during normal business hours, to the properties, books, records and personnel of the Acquiror at any time prior to the Closing in order to enable Acquiree obtain all information concerning the business, assets and properties, results of operations and personnel of the Acquiror as Acquiree may reasonably request.  No information obtained in the foregoing investigation by Acquiree pursuant to this Section 7.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the Acquiror or the Acquiror Principal Shareholders to consummate the transactions contemplated hereby. The Acquiree shall afford Acquiror its accountants, counsel and other representatives (including the Acquiror Shareholders), reasonable access, during normal business hours, to the properties, books, records and personnel of the Acquiree at any time prior to the Closing in order to enable Acquiror obtain all information concerning the business, assets and properties, results of operations and personnel of the Acquiree as Acquiror may reasonably request.  No information obtained in the foregoing investigation by Acquiror pursuant to this Section 7.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the Acquiree or the Acquiree Principal Shareholders to consummate the transactions contemplated hereby.

Section 7.2           Legal Requirements. The Parties shall take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including, without limitation, furnishing all information required in connection with approvals of or filings with any Governmental Authority, and prompt resolution of any litigation prompted hereby), and shall promptly cooperate with, and furnish information to, the other Parties to the extent necessary in connection with any such requirements imposed upon any of them in connection with the consummation of the transactions contemplated by this Agreement.

Section 7.3           Notification of Certain Matters. Acquiree shall give prompt notice to Acquiror Principal Shareholders, and the Acquiror Principal Shareholders shall give prompt notice to the Acquiree, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate at the Closing, such that the conditions set forth in Article X hereof, as the case may be, would not be satisfied or fulfilled as a result thereof, or (ii) any material failure of any Acquiree, Acquiree Shareholder, the Acquiror or any Acquiror Principal Shareholder, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.  Notwithstanding the foregoing, the delivery of any notice pursuant to this Section 7.3 shall not limit or otherwise affect the rights and remedies available hereunder to the Party receiving such notice.

Section 7.4           Acquisition Proposals. From the date of this Agreement until the Closing Date or, if earlier, the termination of this Agreement, neither the Acquiror nor any Acquiror Principal Shareholder will, and neither the Acquiror nor any Acquiror Principal Shareholder will authorize or permit the any representative of the Acquiror or any Acquiror Principal Shareholder to, directly or indirectly: (i) solicit, initiate, knowingly encourage, induce or facilitate the making, submission or announcement of any Competing Transaction Proposal from any Person (other than Acquiree or the Acquiree Shareholders, a “Third Party”) or take any action that could reasonably be expected to lead to a Competing Transaction Proposal, (ii) furnish any information regarding the Acquiror to any Third Party in connection with or in response to a Competing Transaction Proposal or an inquiry or indication of interest, (iii) engage in or continue any discussions or negotiations with any Third Party with respect to any Competing Transaction Proposal, (iv) approve, endorse or recommend any Competing Transaction Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Competing Transaction Proposal.

(b)         Concurrently with the execution of this Agreement, Acquiror and the Acquiror Principal Shareholders shall (i) immediately cease and cause to be terminated any existing discussions with any Person that relate to any Competing Transaction Proposal; (ii) as soon as practicable request each Person that has executed, within twelve (12) months prior to the date of this Agreement, a confidentiality agreement in connection with its consideration of a possible Competing Transaction Proposal to return or destroy all confidential information relating to the Acquiror heretofore furnished to such Person by or on behalf of any Acquiror Principal Shareholder or the Acquiror, subject to whatever rights, if any, that such Person has to retain any such information or avoid any demand for its return or destruction pursuant to the terms of the confidentiality agreement between such Person and any Acquiror Principal Shareholder or the Acquiror;  and (iii) cause any physical or virtual data room containing any such information to no longer be accessible to or by any Person other than Acquiree, the Acquiree Shareholders and their respective representatives.

ARTICLE VIII
POST CLOSING COVENANTS

Section 8.1           General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request.

Section 8.2           Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that existed on or prior to the Closing Date involving the Acquiror, each of the other Parties will cooperate with such Party and such Party’s counsel in the contest or defense, make available any personnel under their control, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party.

Section 8.3           Assistance with Post-Closing SEC Reports and Inquiries. After the Closing Date, the Acquiror Principal Shareholders shall use their reasonable best efforts to provide such information available to them, including information, filings, reports, financial statements or other circumstances of the Acquiror occurring, reported or filed prior to the Closing, as may be necessary or required for the preparation of the post-Closing Date reports that the Acquiror is required to file with the SEC, or filings required to address and resolve matters as may relate to the period prior to the Closing and any SEC comments relating thereto or any SEC inquiry thereof.

Section 8.4           Public Announcements. The Acquiror shall promptly, but no later than four (4) business days following the effective date of this Agreement, issue a press release disclosing the transactions contemplated hereby.  The Acquiror shall also file with the SEC a Form 8-K, describing the material terms of the transactions contemplated hereby as soon as practicable following the Closing Date but in no event more than four (4) business days following the Closing Date.  Prior to the Closing Date, the Parties shall consult with each other in issuing the Form 8-K, the press release and any other press releases or otherwise making public statements or filings and other communications with the SEC or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and no Party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by Law, in which case the disclosing Party shall provide the other Parties with prior notice of no less than three (3) calendar days, of such public statement, filing or other communication and shall incorporate into such public statement, filing or other communication the reasonable comments of the other Parties.

ARTICLE IX
TAX MATTERS

Section 9.1          Tax Periods Ending on or before the Closing Date. The Acquiror Principal Shareholders, at their expense, shall prepare or cause to be prepared in a manner consistent with prior practice and in accordance with applicable Law and file or cause to be filed all Tax Returns for the Acquiror for all periods ending on or prior to the Closing Date which are filed after the Closing Date.  The Acquiror Principal Shareholders shall permit the Acquiree to review and comment on each such Tax Return described in the preceding sentence at least twenty (20) Business Days prior to the date such Tax Returns are required to be filed and the Acquiror Principal Shareholders shall take into account in a reasonable manner any changes to such Tax Returns as are reasonably requested by the Acquiree.  The Acquiror Principal Shareholders shall be liable for and timely pay any Taxes of the Acquiror with respect to such periods.  Acquiree agrees to cause the Acquiror to execute the Tax Returns and any necessary documents relating to the filing of Tax Returns for which Acquiror Principal Shareholders are responsible for preparing, which are filed after the Closing Date except to the extent that the Acquiree may be subject to any liability or penalty as a result of the execution of such Tax Returns or documents.

Section 9.2          Tax Periods Beginning Before and Ending After the Closing. For any tax period of the Acquiror which includes the Closing Date but that does not end on the Closing Date, the Acquiree shall timely prepare and file, at the Acquiree’s expense, all Tax Returns for all such periods and shall pay the Taxes due with respect to such Tax Returns.  The Acquiree shall permit the Acquiror Principal Shareholders to review and comment on each such Tax Return described in the preceding sentence at least twenty (20) Business Days prior to the date such Tax Return is to be filed, and the Acquiree shall take into account in a reasonable manner any changes to such Tax Returns as are reasonably requested by the Acquiror Principal Shareholders.  The Acquiror Principal Shareholders shall promptly pay to the Acquiree the excess of (1) the Taxes that are apportioned to the Acquiror Principal Shareholder under the terms of this Section 9.2, over (2) the amount of such Taxes that would have appeared on any such Tax Return that have been paid by the Acquiror or the Acquiror Principal Shareholders on or prior to the Closing Date.  For purposes of Section 9.2, Acquiror Principal Shareholders shall be apportioned liability for Taxes for the period deemed to end at the close of business on the Closing Date (the “Pre-Closing Period”) and Acquiree shall be apportioned liability for Taxes for the period deemed to begin immediately after the Pre-Closing Period (the “Post-Closing Period”) to the greatest extent possible on the basis of the “closing of the books” method of apportionment; provided, however, in the case of Taxes (such as real estate taxes) not susceptible to such apportionment, such Tax liability shall be apportioned on the basis of the number of days elapsed in the Pre-Closing Period and Post-Closing Period.

Section 9.3          Indemnification. The Acquiror Principal Shareholders shall jointly and severally be responsible for, and indemnify, defend and hold the Acquiror from and against, any and all Taxes imposed on or with respect to the Acquiror, the Acquiror’s assets, operations or activities for all periods (or portions thereof) ending on or prior to the Closing Date.  The Acquiror shall be responsible for, and shall indemnify, defend and hold the Acquiror Principal Shareholders harmless from and against, any and all Taxes imposed on the Acquiror for all periods (or portions thereof) beginning after the Closing Date.  Whenever in accordance with this Article IX, the Acquiror shall be required to pay Taxes related to periods (or portions thereof) ending on or prior to the Closing Date or the Acquiror Principal Shareholders shall be required to pay taxes related to periods (or portions thereof) beginning after the Closing Date, such payments shall be made on the later of fifteen (15) days after requested or fifteen (15) days before the requesting Party is required to pay or cause to be paid the related Tax liability.  The obligations of the Parties set forth in this Section 9.3 shall be unconditional and absolute and shall remain in effect until the expiration of the applicable Tax statute of limitations.

Section 9.4          Tax Sharing Agreements. All tax sharing agreements or similar agreements with respect to or involving the Acquiror shall be terminated as of the open of business on the Closing Date and, after the Closing Date, the Acquiror shall not be bound thereby or have any Liability thereunder.  The Acquiror Principal Shareholders and the Acquiror shall take all actions necessary to terminate such agreements at such time.

Section 9.5           Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, shall be paid by the Acquiror Principal Shareholders when due, and the Acquiror Principal Shareholders will, at their expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable Law, the Acquiree will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

ARTICLE X
CONDITIONS TO CLOSING

Section 10.1         Conditions to Obligation of the Parties Generally. The Parties shall not be obligated to consummate the transactions to be performed by each of them in connection with the Closing if, on the Closing Date, (i) any Action shall be pending or threatened before any Governmental Authority wherein an Order or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (ii) any Law or Order which would have any of the foregoing effects shall have been enacted or promulgated by any Governmental Authority; (iii) the Acquiree shall not have received an audit report with respect to its two (2) most recently completed fiscal years from an independent accounting firm that is registered with the Public Company Accounting Oversight Board; (iv) there is no consummation of all required definitive instruments and agreements, including, but not limited to, this Agreement in forms acceptable to Acquiror and Acquiree;

Section 10.2         Conditions to Obligation of the Acquiree Parties. The obligations of the Acquiree and the Acquiree Shareholders to enter into and perform their respective obligations under this Agreement are subject, at the option of the Acquiree and the Acquiree Shareholders, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Acquiree and the Acquiree Shareholders in writing:

(a )        The representations and warranties of the Acquiror and the Acquiror Principal Shareholders set forth in this Agreement shall be true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date);

(b)         The Acquiror and the Acquiror Principal Shareholders shall have performed and complied with all of their covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by terms such as “material” and “Material Adverse Effect,” in which case the Acquiror Principal Shareholders and the Acquiror shall have performed and complied with all of such covenants in all respects through the Closing;

(c)         No action, suit, or proceeding shall be pending or, to the Knowledge of the Acquiror, threatened before any Governmental Authority wherein an Order or charge would (A) affect adversely the right of the Acquiree Shareholders to own the Acquiror Shares or to control the Acquiror, or (B) affect adversely the right of the Acquiror to own its assets or to operate its business (and no such Order or charge shall be in effect), nor shall any Law or Order which would have any of the foregoing effects have been enacted or promulgated by any Governmental Authority;

(d)         No event, change or development shall exist or shall have occurred since the Acquiror Most Recent Fiscal Year End that has had or is reasonably likely to have a Material Adverse Effect on the Acquiror;

(e)         All consents, waivers, approvals, authorizations or Orders required to be obtained, and all filings required to be made, by the Acquiror for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement, shall have been obtained and made by the Acquiror and Acquiror shall have delivered proof of same to the Acquiree and Acquiree Shareholders;

(f)          Acquiror shall have filed all reports and other documents required to be filed by it under the U.S. federal securities laws through the Closing Date;

(g)         Acquiror shall have filed its Form 10-Q for the period ended March 31, 2014, and such filing shall comply in all material respects with the rules and regulations of the SEC;

(h)         Acquiror shall have maintained its status as a company whose Common Stock is quoted on the Over-the-Counter Bulletin Board and no reason shall exist as to why such status shall not continue immediately following the Closing;

(i)          Trading in the Acquiror Common Stock shall not have been suspended by the SEC or any trading market (except for any suspensions of trading of not more than one trading day solely to permit dissemination of material information regarding the Acquiror) at any time since the date of execution of this Agreement, and the Acquiror Common Stock shall have been at all times since such date listed for trading on a trading market;

(j)          Acquiror shall have maintained the eligibility of the Acquiror Common Stock for clearance and settlement through DTC and as a DTC FAST issue and no reason shall exist as to why such eligibility shall not continue immediately following the Closing;

(k)          There shall not be any outstanding obligation or Liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due) of the Acquiror or the Acquiror Subsidiary, whether or not known to the Acquiror, as of the Closing;

(l)          Acquiror shall have delivered to the Acquiree and Acquiree Shareholders a certificate, dated the Closing Date, executed by an officer of the Acquiror, certifying the satisfaction of the conditions specified in Sections 10.2(a) through 10.2(m), inclusive, relating to the Acquiror;

(m)         Each Acquiror Principal Shareholder shall have delivered to the Acquiree and Acquiree Shareholders a certificate, dated the Closing Date, executed by such Acquiror Principal Shareholder, certifying the satisfaction of the conditions specified in Section 10.2(a) and Section 10.2(b), inclusive, relating to such Acquiror Principal Shareholder;

(n)         Acquiror shall have delivered to the Acquiree and the Acquiree Shareholders a certified copy of the Articles of Incorporation of the Acquiror as certified by the Secretary of State (or comparable office) of the Acquiror’s jurisdiction of formation within five (5) days of the Closing Date;

(o)         Acquiror shall have delivered to the Acquiree and the Acquiree  Shareholders (i) a certificate evidencing the formation and good standing of the Acquiror in its jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within five (5) days of the Closing Date; and (ii) a certificate evidencing the Acquiror’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Acquiror conducts business and is required to so qualify, as of a date within five (5) days of the Closing Date;

(p)         Acquiror shall have delivered to the Acquiree and the Acquiree Shareholders a certificate duly executed by the Secretary of the Acquiror and dated as of the Closing Date, as to (i) the resolutions as adopted by the Acquiror’s board of directors, in a form reasonably acceptable to the Acquiree, approving this Agreement and the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby; (ii) the Acquiror Organizational Documents, each as in effect at the Closing; and (iv) the incumbency of each authorized officer of the Acquiror signing this Agreement and any other agreement or instrument contemplated hereby to which the Acquiror is a party;

(q)         Acquiror shall have delivered to the Acquiree and the Acquiree Shareholders a statement from the Acquiror’s transfer agent regarding the number of issued and outstanding shares of Acquiror Common Stock immediately before the Closing;

(r)          Acquiror shall have delivered to the Acquiree and the Acquiree Shareholders such pay-off letters and releases relating to Liabilities of the Acquiror and the Acquiror Subsidiary as the Acquiree shall request;

(s)         Acquiror shall have delivered to the Acquiree and the Acquiree Shareholders duly executed letters of resignation from all of the directors and officers of the Acquiror, effective as of the Closing;

(t)          Acquiror shall have delivered to the Acquiree and the Acquiree Shareholders a duly executed release by the current directors, officers and 10% or greater stockholders of the Acquiror and from such former directors, officers and 10% or greater stockholders of the Acquiror as the Acquiree and the Acquiree Shareholders shall reasonably request, in favor of the Acquiror, the Acquiree and the Acquiree Shareholders;

(u)         Acquiror shall have delivered to the Acquiree and the Acquiree Shareholders resolutions evidencing the resignation of the current directors and officers of Acquiror.  The resignations of the current directors will become effective on the tenth (10th) day follow the mailing of an information statement (the “Information Statement”) to the shareholders of the Acquiror in compliance with the requirements of Section 14f-1 of the Exchange Act.  The Information Statement is expected to be mailed to the shareholders of the Acquiror on or about April 29, 2014.  Acquiror shall have delivered to the Acquiree and the Acquiree Shareholders resolutions of the Acquiror’s board of directors and/or the Acquiror’s shareholders (i) electing a new Board of Directors as shall be determined by Acquiree, including, but not limited to, nominating Vincent Genovese to serve as Chairman of the Acquiror Board, and nominating Jose Pujol, Rita M. O’Connor, Edward C. Haversang, and Brian St. Denis to serve as directors of the Acquiror Board; and (ii) appointing new Officers as shall be determined by Acquiree, including, but not limited to, appointing Vincent Genovese to serve as Chief Executive Officer.  The nominations of Vincent Genovese and Jose Pujol to serve as directors of the Acquiror Board shall become effective as of the date hereof.  The appointment of the new Officers shall become effective as of the date hereof.  The nominations of Rita M. O’Connor, Edward C. Haversang, and Brian St. Denis to serve as directors of the Acquiror Board shall become effective on the tenth (10th) day follow the mailing of the Information Statement to the shareholders of the Acquiror;

(v)         All of the conditions to the closing of the Offering, other than the condition that the Closing hereunder shall have occurred, shall have been satisfied or waived;

(w)         Acquiree and the Acquiree Shareholders shall have completed their legal, accounting and business due diligence of the Acquiror and the results thereof shall be satisfactory to the Acquiree and the Acquiree Shareholders in their sole and absolute discretion; and

(x)         All actions to be taken by the Acquiror and the Acquiror Principal Shareholders in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Acquiree and the Acquiree Shareholders.

(y)         Vincent Genovese, Jose Pujol, and such other current employees of Acquiree shall each have employment agreements mutually satisfactory to the respective employees and the compensation committee.

(z)         Acquiror shall have complied with the conditions described in Section 2.7.

Section 10.3         Conditions to Obligation of the Acquiror Parties. The obligations of the Acquiror and the Acquiror Principal Shareholders to enter into and perform their respective obligations under this Agreement are subject, at the option of the Acquiror and the Acquiror Principal Shareholders, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Acquiror and the Acquiror Principal Shareholders in writing:

(a)         The representations and warranties of the Acquiree and the Acquire Shareholders set forth in this Agreement shall be true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date);

(b)         The Acquiree and the Acquire Shareholders shall have performed and complied with all of their covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by terms such as “material” and “Material Adverse Effect,” in which case the Acquiree and the Acquire Shareholders shall have performed and complied with all of such covenants in all respects through the Closing;

(c)         Except as set forth in Schedule 10.3(c), all consents, waivers, approvals, authorizations or Orders required to be obtained, and all filings required to be made, by the Acquiree for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement, shall have been obtained and made by the Acquiree and Acquiree shall have delivered proof of same to the Acquiror and Acquiror Principal Shareholders;

(d)         Acquiree shall have delivered to the Acquiror and Acquiror Principal Shareholders a certificate, dated the Closing Date, executed by an officer of the Acquiree, certifying the satisfaction of the conditions specified in Sections 10.3(a) through 10.3(c), inclusive, relating to the Acquiree;

(e)         Each Acquiree Shareholder shall have delivered to the Acquiror and the  Acquiror Principal Shareholders a certificate, dated the Closing Date, executed by such Acquiree Shareholder, certifying the satisfaction of the conditions specified in Section 10.3(a) and Section 10.3(b) relating to such Acquiree Shareholder;

(f)          Acquiree shall have delivered to the Acquiror and the Acquiror Principal Shareholders a certified copy of the Certificate of Incorporation of the Acquiree as certified by the Secretary of State (or comparable office) of the Acquiree’s jurisdiction of formation within five (5) days of the Closing Date;

(g)         Acquiree shall have delivered to the Acquiror and the Acquiror Principal Shareholders (i) a certificate evidencing the formation and good standing of the Acquiree in its jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within five (5) days of the Closing Date; and (ii) a certificate evidencing the Acquiree’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Acquiree conducts business and is required to so qualify, as of a date within five (5) days of the Closing Date;

(h)         Acquiree shall have delivered to the Acquiror and the Acquiror Principal Shareholders a certificate duly executed by the Secretary of the Acquiree and dated as of the Closing Date, as to (i) the resolutions as adopted by the Acquiree’s board of directors, in a form reasonably acceptable to the Acquiror, approving this Agreement and the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby; (ii) the Acquiree Organizational Documents, each as in effect at the Closing; and (iii) the incumbency of each authorized officer of the Acquiree signing this Agreement and any other agreement or instrument contemplated hereby to which the Acquiree is a party;

(i)          Acquiror and the Acquiror Principal Shareholders shall have completed their legal, accounting and business due diligence of the Acquiree and the results thereof shall be satisfactory to the Acquiror and the Acquiror Principal Shareholders in their sole and absolute discretion; and

(j)          All actions to be taken by the Acquiree and the Acquiree Shareholders in connection with consummation of the transactions contemplated hereby and all payments, certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Acquiror and the Acquiror Principal Shareholders.

(k)         Acquiree shall provide any such audited or unaudited financial statements as may be required under applicable SEC regulations for inclusion of such statements in Acquiree’s SEC and other regulatory filings.

ARTICLE XI
TERMINATION

Section 11.1         Grounds for Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

(a)         by the mutual written agreement of the Parties;

(b)         by Acquiree and the Acquiree Shareholders (by written notice of termination from Acquiree and the Acquiree Shareholders to the Acquiror and the Acquiror Principal Shareholders, in which reference is made to this subsection) if the Closing has not occurred on or prior to the Termination Date, unless the failure of the Closing to have occurred is attributable to a failure on the part of Acquiree or the Acquiree Shareholders to perform any material obligation to be performed by Acquiree or the Acquiree Shareholders pursuant to this Agreement at or prior to the Closing;

(c)         by the Acquiror (by written notice of termination from the Acquiror to the Acquiree and the Acquiree Shareholders , in which reference is made to this subsection) if the Closing has not occurred on or prior to the Termination Date, unless the failure of the Closing to have occurred is attributable to a failure on the part of any Acquiror Principal Shareholder to perform any material obligation required to be performed by any such Acquiror Principal Shareholder pursuant to this Agreement at or prior to the Closing;

(d)         by the Acquiror or the Acquiree (by written notice of termination from such Party to the other Parties) if a Governmental Authority of competent jurisdiction shall have issued a final non-appealable Order, or shall have taken any other action having the effect of, permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; provided, however, that the right to terminate this Agreement under this Section 11.3(d) shall not be available to a Party if such Order was primarily due to the failure of such Party to perform any of its obligations under this Agreement;

(e)         by the Acquiror, Acquiree or the Acquiree Shareholders (by written notice of termination from such Party to the other Parties) if any event shall occur after the date hereof that shall have made it impossible to satisfy a condition precedent to the terminating Party’s obligations to perform its obligations hereunder, unless the occurrence of such event shall be due to the failure of the terminating Party to perform or comply with any of the agreements, covenants or conditions hereof to be performed or complied with by such Party at or prior to the Closing;

(f)          by Acquiree or the Acquiree Shareholders (by written notice of termination from Acquiree to the Acquiror Principal Shareholders, in which reference is made to this subsection) if, since the date of this Agreement, there shall have occurred any Material Adverse Effect on the Acquiror, or there shall have occurred any event or circumstance that, in combination with any other events or circumstances, could reasonably be expected to have, a Material Adverse Effect with respect to the Acquiror;

(g)         by the Acquiree (by written notice of termination from the Acquiree to the  Acquiror and the Acquiror Principal Shareholders, in which reference is made to the specific provision(s) of this subsection giving rise to the right of termination) if (i) any of Acquiror’s or the Acquiror Shareholder’s representations and warranties shall have been inaccurate as of the date of this Agreement or as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 10.3(a) would not be satisfied and such inaccuracy has not been cured by Acquiror or the Acquiror Principal Shareholders within five (5) Business Days after its receipt of written notice thereof and remains uncured at the time notice of termination is given, (ii) any of the Acquiror’s or Acquiror Principal Shareholder’s covenants contained in this Agreement shall have been breached, such that the condition set forth in Section 10.3(b) would not be satisfied, or (iii) any Action shall be initiated, threatened or pending which could reasonably be expected to materially and adversely affect the Acquiror or Acquiree (including, without limitation, any such Action relating to any alleged violation of, or non-compliance with, any applicable Law or any allegation of fraud or intentional misrepresentation); or

(h)         by the Acquiror and the Acquiror Principal Shareholders (by written notice of termination from the Acquiror to the  Acquiree and the Acquiree Shareholders, in which reference is made to the specific provision(s) of this subsection giving rise to the right of termination) if (i) any of Acquiree’s or the Acquiree Shareholder’s representations and warranties shall have been inaccurate as of the date of this Agreement or as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 10.2(a) would not be satisfied and such inaccuracy has not been cured by Acquiree or the Acquiree Shareholders within five (5) Business Days after its receipt of written notice thereof and remains uncured at the time notice of termination is given, or (ii) any of the Acquiree’s or Acquiree Shareholder’s covenants contained in this Agreement shall have been breached, such that the condition set forth in Section 10.2(b) would not be satisfied.

Section 11.2         Procedure and Effect of Termination. In the event of the termination of this Agreement by the Acquiror Principal Shareholders or Acquiree pursuant to Section 11.1 hereof, written notice thereof shall forthwith be given to the other Party.  If this Agreement is terminated as provided herein (a) each Party will redeliver all documents, work papers and other material of any other Party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Party furnishing the same; provided, that each Party may retain one copy of all such documents for archival purposes in the custody of its outside counsel and (b) all filings, applications and other submission made by any Party to any Person, including any Governmental Authority, in connection with the transactions contemplated hereby shall, to the extent practicable, be withdrawn by such Party from such Person.

Section 11.3         Effect of Termination. If this Agreement is terminated pursuant to Section 10.1 hereof, this Agreement shall become void and of no further force and effect, except for the provisions of (i) Article XII, (iii) Sections 3.6, 4.8 and 5.10 hereof relating to brokers’ fees or commissions, (iv) Section 11.2 and this Section 11.3.

ARTICLE XII
SURVIVAL; INDEMNIFICATION

Section 12.1         Survival. All representations, warranties, covenants, and obligations in this Agreement shall survive the Closing, and for a period of one (1) year, after which they shall be of no further force and effect, except as provided in Section 9.3.  The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.  The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

Section 12.2         Indemnification by the Acquiror Principal Shareholders. From and after the execution of this Agreement, the Acquiror Principal Shareholders, jointly and severally, shall indemnify and hold harmless the Acquiree Indemnified Parties, from and against any all costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement (collectively, “Damages”) arising, directly or indirectly, from or in connection with: (a) any breach (or alleged breach) of any representation or warranty made by any Acquiror Principal Shareholder or the Acquiror in this Agreement or any Transaction Document or in any certificate delivered by the Acquiror Principal Shareholders or the Acquiror pursuant to this Agreement; or (b) any breach (or alleged breach) by the Acquiror Principal Shareholders or the Acquiror of any covenant or obligation of the Acquiror Principal Shareholders or the Acquiror in this Agreement or any Transaction Document required to be performed by the Acquiror Principal Shareholders or the Acquiror on or prior to the Closing Date or by the Acquiror Principal Shareholders after the Closing Date.

Section 12.3         Matters Involving Third Parties.

(a)         If any third party shall notify any Acquiree Indemnified Parties (the “Indemnified Party”) with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against any Acquiror Principal Shareholder (the “Indemnifying Party”) under this Article XII, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced.

(b)         Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

(c)         So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 12.3(b) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

(d)         In the event any condition in Section 12.3(b) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys’ fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article XI.

Section 12.4         Exclusive Remedy. The Parties acknowledge and agree that the indemnification provisions in this Article XII and in Article IX hereof shall be the exclusive remedies of the Parties with respect to the transactions contemplated by this Agreement, other than for fraud and willful misconduct.  Each Acquiror Principal Shareholder hereby agrees that such Acquiror Principal Shareholder will not make any claim for indemnification against the Acquiror by reason of the fact that such Acquiror Principal Shareholder was a director, officer, employee, or agent of the Acquiror or was serving at the request of the Acquiror as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Acquiree against the Acquiror Principal Shareholders (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable Law, or otherwise).

ARTICLE XIII
MISCELLANEOUS PROVISIONS

Section 13.1         Expenses. Except as otherwise expressly provided in this Agreement, each Party will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants.  In the event of termination of this Agreement, the obligation of each Party to pay its own expenses will be subject to any rights of such Party arising from a breach of this Agreement by another Party.

Section 13.2         Confidentiality. The Parties will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information obtained in confidence from another Person in connection with this Agreement or the transactions contemplated by this Agreement, unless (a) such information is already known to such Party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such Party, (b) the use of such information is necessary or appropriate in making any required filing with the SEC, or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

(b)         In the event that any Party is required to disclose any information of another Person pursuant to clause (b) or (c) of Section 13.2(a) above, the Party requested or required to make the disclosure (the “disclosing party”) shall provide the Person that provided such information (the “providing party”) with prompt notice of any such requirement so that the providing party may seek a protective Order or other appropriate remedy and/or waive compliance with the provisions of this Section 13.2.  If, in the absence of a protective Order or other remedy or the receipt of a waiver by the providing party, the disclosing party is nonetheless, in the opinion of counsel, legally compelled to disclose the information of the providing party, the disclosing party may, without liability hereunder, disclose only that portion of the providing party’s information which such counsel advises is legally required to be disclosed, provided that the disclosing party exercises its reasonable efforts to preserve the confidentiality of the providing party’s information, including, without limitation, by cooperating with the providing party to obtain an appropriate protective Order or other relief assurance that confidential treatment will be accorded the providing party’s information.

(c)         If the transactions contemplated by this Agreement are not consummated, each Party will return or destroy all of such written information each party has regarding the other Parties.

Section 13.3         Notices.

All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the Business Day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) Business Days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the Business Day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission or other electronic means, including email, on the Business Day of such delivery if sent by 6:00 p.m.  in the time zone of the recipient, or if sent after that time, on the next succeeding Business Day.  If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 13.4), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender).  All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

If to Acquiror or the Acquiror Principal Shareholders, to:	[ ]

With copies to:	[ ]

If to the Acquiree, to:	[ ]

With copies to:	[ ]

If to the Acquiree Shareholders, to:	The applicable address set forth on Schedule I hereto.

or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder.

Section 13.4         Further Assurances. The Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other Parties may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

Section 13.5         Waiver. The rights and remedies of the Parties are cumulative and not alternative.  Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.  To the maximum extent permitted by applicable Law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Parties; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

Section 13.6         Entire Agreement and Modification. This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter.  This Agreement may not be amended except by a written agreement executed by the Party against whom the enforcement of such amendment is sought.

Section 13.7         Assignments, Successors, and No Third-Party Rights. No Party may assign any of its rights under this Agreement without the prior consent of the other Parties.  Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Parties.  Except as set forth in Article XII hereof, nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

Section 13.8         Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 13.9         Section Headings. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.  All references to “Article” or “Articles” or “Section” or “Sections” refer to the corresponding Article or Articles or Section or Sections of this Agreement, unless the context indicates otherwise.

Section 13.10       Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local, or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  Unless otherwise expressly provided, the word “including” shall mean including without limitation.  The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance.  If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of such representation, warranty, or covenant.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.

Section 13.11       Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  In the event that any signature is delivered by facsimile transmission, electronic delivery, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile, electronic copy, or “.pdf” signature page were an original thereof.

Section 13.12       Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached.  Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the U.S. or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 13.13 below), in addition to any other remedy to which they may be entitled, at Law or in equity.

Section 13.13       Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without regard to conflicts of Laws principles.  Each of the Parties submits to the jurisdiction of any state or federal court sitting in the State of New York, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court.  Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.  Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 13.3 above.  Nothing in this Section 13.13, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law or at equity.  Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.

Section 13.14      Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WANES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signatures follow on next page]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.

ACQUIROR:

LIPIDVIRO TECH, INC.

By:
Name:
Title:

 [Signatures continue on next page]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.

ACQUIROR PRINCIPAL SHAREHOLDERS:

[Signatures continue on next page]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.

ACQUIREE:

NAC HARMONIC DRIVE, INC.

By:
Name:
Title:

[Signatures continue on next page]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.

ACQUIRE SHAREHOLDERS: